Exhibit 99.1

Identiv Closes Acquisition of 3VR and Reports Preliminary Fourth Quarter and Fiscal Year 2017 Results

Conference Call Scheduled for Thursday, February 15 at 5:00 PM EST

FREMONT, Calif., February 15, 2018 — Identiv, Inc. (NASDAQ: INVE), a global provider of physical security and secure identification, today reported completion of its previously announced acquisition of 3VR Security, Inc., a San Francisco-based video technology and data analytics company. The Company also reported preliminary unaudited results for its fourth quarter and fiscal year ended December 31, 2017.

3VR Acquisition Closing

Identiv has closed its previously announced acquisition of 3VR, which will strengthen the Company’s position in the premises security market.

“Access control and video management go hand-in-hand, making 3VR a great fit from a technology, strategic, and financial perspective,” said Steven Humphreys, Identiv CEO. “It has always been in our DNA to build trusted relationships with our customers and partners. The combined companies’ breadth of solutions across our Hirsch Access Control, 3VR video surveillance, real-time analytics, readers, RFID and cards supports our path to enabling a new level of security and business intelligence for our customers. Our focus continues to be on growing organically and inorganically to reach full scale; and, as can be seen from our preliminary results, we have made several positive strides on the organic growth front. We believe the acquisition validates our inorganic growth path and represents a model for future accretive acquisitions that can help scale our business.”

As previously disclosed, Identiv expects 3VR to add between $10 million and $11 million to the company’s Premises segment revenue in fiscal year 2018. Identiv also expects 3VR to contribute a mid-term target non-GAAP adjusted EBITDA margin of approximately 10% post synergies.

Preliminary Fourth Quarter and Fiscal Year 2017 Results

Based on preliminary unaudited results, the company expects total revenue for the fourth quarter of 2017 to range between $16.5 million and $16.7 million, representing sequential and year-over-year growth, compared to $15.4 million in the third quarter of 2017 and $14.6 million in the fourth quarter of 2016. The resulting preliminary revenue for fiscal year 2017 ranges between $60.2 million and $60.4 million, an improvement from $56.2 million in fiscal year 2016.

Net loss for the fourth quarter of 2017 is expected to range between $4.3 million and $4.7 million. The resulting preliminary net loss for fiscal year 2017 is expected to range between $7.9 million and $8.3 million, based on preliminary unaudited results.

Non-GAAP adjusted EBITDA for the fourth quarter of 2017 is expected to range between $1.3 million and $1.5 million, based on preliminary unaudited results. This compares to $0.9 million in the third quarter of 2017 and $1.1 million in the fourth quarter of 2016. The resulting preliminary non-GAAP adjusted EBITDA for fiscal year 2017 ranges between $2.7 million and $2.9 million, an improvement from a non-GAAP adjusted EBITDA loss of $2.1 million in fiscal year 2016.

Complete financial results for the fourth quarter and fiscal year ended December 31, 2017 will be released in March 2018. The date and earnings conference call details will be announced prior to the call.

“We’re encouraged by the sequential and year-over-year growth of our preliminary Q4 results, which came in within the updated outlook we provided in November,” said Sandra Wallach, Identiv CFO. “As anticipated, Q4 was stronger than Q3, which has not been the historical pattern. The sequential growth was particularly driven by strong sales across RFID transponders, access cards as well as physical access controllers and access readers. With regards to non-GAAP adjusted EBITDA, Q4 represented our sixth consecutive quarter of positive non-GAAP adjusted EBITDA and 2017 represented our first full year of positive non-GAAP adjusted EBITDA since 2010. Collectively, our preliminary results reflect our progress towards better predictability of financial performance and demonstrate that we are moving closer towards our target operating model. Looking ahead, we’re focused on continuing to execute our organic and inorganic growth strategy to build a leading, highly-valued business. Organically, we expect to see our Premises segment growing in the mid-single digits range and Identity and Credentials to grow in the low double digits range in 2018.”

Investor Conference Call

Identiv management will hold a conference call today (February 15, 2018) at 5:00 PM Eastern Standard Time (2:00 PM Pacific Standard Time) to discuss this announcement.

U.S. dial-in number: 1-866-548-4713

International number: 1-323-794-2093

Please call the conference telephone number 5-10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcasted live and available for replay here and via the Investor Relations section of Identiv’s website.

A replay of the call will be available after 8:00 PM Eastern Standard Time through March 15, 2018.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Conference ID: 9120771

Identiv’s advisors on the transaction included Pillsbury Winthrop Shaw Pittman LLP and Capital Agnostic Partners.

About Identiv

Identiv, Inc. is a global provider of physical security and secure identification. Identiv’s products, software, systems, and services address the markets for physical and logical access control and a wide range of RFID-enabled applications. Customers in the government, enterprise, consumer, education, healthcare, and transportation sectors rely on Identiv’s access and identification solutions. Identiv’s mission is to secure the connected physical world: from perimeter to desktop access, and from the world of physical things to the Internet of Everything. Identiv is a publicly traded company and its common stock is listed on the NASDAQ Capital Market in the U.S. under the symbol “INVE.” For more information, visit identiv.com.

Non-GAAP Financial Measures (Unaudited)

This press release includes financial information that has not been prepared in accordance with GAAP, including estimated non-GAAP adjusted EBITDA and estimated non-GAAP adjusted EBITDA margin provided by 3VR. Identiv uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. The non-GAAP adjusted EBITDA discussed above exclude items that are included in GAAP net income (loss) and GAAP operating expenses, and excludes provision (benefit) for income taxes, net loss attributable to non-controlling interest, interest expense, loss on extinguishment of debt, foreign currency (gains) losses, stock-based compensation, amortization and depreciation, acquisition-related transaction costs, inventory obsolescence reserve adjustments and restructuring and severance. We have not provided a reconciliation of projected non-GAAP adjusted EBITDA margin contribution from 3VR to its GAAP equivalent because forward-looking information for expected excluded items and the factors that may impact these items cannot be reasonably predicted. Therefore, the Company is unable to provide such information without unreasonable effort. For historical periods, the exclusions are detailed in the reconciliation table included in this press release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including statements regarding the Company’s expectations regarding future operating and financial performance, including fourth quarter and full year 2017 preliminary revenue range and non-GAAP adjusted EBITDA range, expectations regarding fiscal year 2018 growth in the Premises, Identity and Credentials segments, the factors that contributed to the preliminary results, the drivers of growth in the Company’s business, relationships with customers and traction within the Company’s customer base, market positioning, the timing and level of revenue from specific products, business seasonality, the effectiveness of the Company’s business strategy, the market opportunity, the Company’s positioning to execute on its growth strategy, expectations regarding pursuit of future acquisitions, the level of expected revenue and non-GAAP adjusted EBITDA margin contributions from 3VR Security, the Company’s expectations regarding the accretive nature of the acquisition, and expected synergies from the 3VR acquisition, is a forward-looking statement.

Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, completion of the Company’s financial close process and financial statements, including any adjustments that may result from that process and from the audit process; the financial and business contributions from 3VR; the Company’s ability to continue momentum in its business; its ability to successfully execute its growth strategy, including its ability to acquire synergistic products, technologies and businesses on commercially reasonable terms, or at all; its ability to deliver positive non-GAAP adjusted EBITDA results and, over time, profitability; the level of customer orders, the success of its products and partnerships, industry trends and seasonality, and factors discussed in our public reports, including our Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

Matt Glover and Najim Mostamand, CFA

Liolios Group, Inc.

949-574-3860

IR@identiv.com

Identiv Media Contact:

press@identiv.com

Identiv, Inc.

Reconciliation of Estimated GAAP and Non-GAAP Financial Information

(in millions)

(unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,		September 30,	December 31,	December 31,		December 31,
	2017		2017	2016	2017		2016
	Low	High			Low	High
Reconciliation of estimated GAAP net loss to non-GAAP adjusted EBITDA
GAAP net loss attributable to Identiv, Inc.	$(4.7)	$(4.3)	$(1.0)	$(1.1)	$(8.3)	$(7.9)	$(13.7)
Reconciling items included in GAAP net loss:
(Benefit) provision for income taxes	(0.1)	(0.3)	—	0.1	(0.3)	(0.5)	0.1
Net loss attributable to noncontrolling interest	—	—	—	—	—	—	—
Interest expense, net	0.6	0.6	0.6	0.6	2.6	2.6	2.4
Loss on extinguishment of debt	1.8	1.8	—	—	0.8	0.8	—
Foreign currency losses (gains), net	0.2	0.2	—	0.3	0.4	0.4	—
Stock-based compensation	0.6	0.6	0.7	0.6	2.5	2.5	2.8
Amortization and depreciation	0.7	0.7	0.7	0.6	2.8	2.8	3.2
Acquisition related transaction costs	0.2	0.2	—	—	0.2	0.2	—
Inventory obsolescence reserve adjustment	2.0	2.0	—	—	2.0	2.0	—
Restructuring and severance	—	—	(0.1)	—	—	—	3.1

Total reconciling items included in GAAP net loss	6.0	5.8	1.9	2.2	11.0	10.8	11.6

Non-GAAP adjusted EBITDA	$1.3	$1.5	$0.9	$1.1	$2.7	$2.9	$(2.1)